Exhibit 99.4

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Borealis Foods Inc.
for the year ended December 31, 2023

Capitalized terms used but not defined herein have the meanings ascribed to them in Borealis Foods Inc.’s Current Report on Form 8-K/A (the “Current Report”). The following discussion and analysis should be read in conjunction with Borealis Foods’ financial statements and related notes included elsewhere in the Current Report. This discussion and analysis and other parts of the Current Report contain forward-looking statements based upon current beliefs, plans, and expectations that involve risks, uncertainties, and assumptions. Borealis Foods’ actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in the Current Report. You should carefully read the “Risk Factors” section of the Current Report to gain an understanding of the important factors that could cause actual results to differ materially from any such forward-looking statements. Please also see “Forward-Looking Statements.” In this section, unless otherwise indicated or the context otherwise requires, references in this section to “New Borealis,” the “Company,” “we,” “us,” “our” and other similar terms refer to Borealis Foods Inc. and “Borealis” refers to Borealis Foods Inc. prior to the Business Combination and references to “Oxus” refer to Oxus Acquisition Corp. prior to the Business Combination.

Overview

New Borealis is a food technology company that has developed a high-quality, affordable, sustainable, and nutritious range of plant-based, ready-to-eat meals, which are sold in the U.S., Canada, and Europe. New Borealis has a mission to address global food security challenges by developing highly nutritious and functional food products that are both affordable and sustainable. New Borealis’ focus on affordability and sustainability reflects its commitment to making a positive impact on both human life and the planet. With its unique approach, New Borealis has a significant opportunity to create a meaningful and profound impact on the world.

New Borealis Foods has developed and launched mass-produced plant-based ramen meals with 20 grams of complete protein per serving. This achievement in the plant-based protein industry underscores New Borealis’ commitment to developing cutting-edge solutions to tackle global food challenges.

Going Concern

In connection with New Borealis’ assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that negative impact resulting from the price increases in commodity pricing worldwide in 2022 and recurring losses from operations in 2023 raises substantial doubt about New Borealis’ ability to continue as a going concern.

Results of Operations

Comparison of the Years Ended December 31, 2023 and 2022

The following sets forth a summary of New Borealis’ results of operations for the years presented (in $ thousands):

	For the Year Ended
	2023 (Audited)		2022 (Audited)		2023 vs. 2022 Variance
	$	% of Revenues, net	$	% of Revenues, net
Revenues
Gross Revenue	$31,399		$27,431		$3,968
Sales Allowances	(1,414)	(5)%	(2,134)	(8)%	720	3%
Revenues, net	29,985		25,297		4,688	18%

Cost of Goods Sold	31,289	104%	32,367	128%	(1,078)	24%

Gross profit (loss)	(1,304)	(4)%	(7,071)	(28)%	5,766	24%

Total Sales & Marketing	6,000	20%	2,506	10%	3,494	10%
Total Training	2,727	9%	6,616	26%	(3,889)	(17)%
Total General & Administrative Expenses	9,918	33%	6,870	27%	3,048	6%
	18,645	62%	15,992	63%	2,653	(1)%

Loss from Operations	(19,949)	(67)%	(23,062)	(91)%	3,113	(24)%

Total other income (expense)	(7,866)	(26)%	(3,164)	(13)%	(4,702)	(13)%

Income (loss) before income taxes	(27,815)	(93)%	(26,226)	(104)%	(1,589)	11%

Income Tax Expense	336	1%	(56)	0%	392	1%

Net income (loss)	$(27,479)	(92)%	$(26,282)	(104)%	$(1,197)	12%

Net Sales. New Borealis generates revenue from the sale of its plant-based, ready-to-eat meals. Net Sales are reported net of discounts, returns, and allowances. In 2023, net sales increased by $4,688 or 18% over 2022. Sales discounts and allowances improved to 5% of sales from 8% in 2022. This increase can be attributed primarily to changes in product mix and increased reliance on a single customer.

Cost of Goods Sold. New Borealis’ cost of goods sold decreased by $1,078 in 2023, representing a 24% improvement as a percentage of gross sales compared to 2022. Cost of goods sold is divided into five categories: raw material costs, direct and indirect labor, freight (including inbound, outbound, and inter-company), spoilage, and other costs (primarily energy expenses). In 2023, overall gross margin improved by $5,766 or 24% as a percentage of sales. The increase in raw material costs, direct and indirect labor, and energy expenses as a percentage of cost of goods sold was influenced by plant capacity utilization reaching 12%.

By the end of Q1 2023, raw material pricing began to stabilize from the peaks observed in 2022. Delays in modular reviews were experienced due to year-end customer inventory concerns. Despite initial regulatory hurdles, European distribution commenced in Q4 2023. However, food service sales slated for 2023 were postponed to Q1 2024 due to the timing of the school calendar. External factors such as the Ukraine war in February 2022 contributed to cost increases, particularly in commodities like flour and palm oil. These increases impacted gross profit, while energy prices rose with the commissioning of new production lines.

Training. Training costs improved by 17% as a percentage of sales in 2023, driven by enhanced operational efficiency as two production lines entered their second year. Personnel surged in the 2nd quarter of 2022 following the online launch of production lines. Personnel numbers are expected to fluctuate in response to demand and capacity requirements.

Sales and Marketing. Sales and Marketing expenses increased by $3,494 in 2023, representing a 10% increase compared to the Sales and Marketing expenses in 2022. Legacy Borealis allocates a significant portion of its Sales and Marketing budget to cover various expenses, including personnel costs, advertising expenditures, distribution costs, and associated occupancy expenses. The recent increase in Sales and Marketing expenditure is primarily attributed to the addition of a brand ambassador to our team. New Borealis’ Sales and Marketing expense consists primarily of personnel costs, advertising costs, distribution costs and related occupancy costs associated with sales and marketing, as well as salaries and occupancy costs for executive, financial, legal, and administrative personnel, professional fees.

G&A. G&A expenses increased by $3,048 and represented 6% of sales in 2023 compared to 2022. The increase is primarily due to higher professional fees associated with the Business Combination. Salaries and benefits increased by $201,247, offset by a decrease in insurance expenses by $426,000. The increase in professional fees amounted to $2,339 million. The prior year’s bad debt expense was mainly related to the startup of certain large retailers absorbing the initial reserve/allowance.

Depreciation expense. Depreciation expense increased by $486 in 2023, although as a percentage of sales, it decreased by 1% compared to 2022. The decrease in depreciation expense was mainly due to the disposal of a boiler in the 4th quarter of 2023. Additionally, 2022 witnessed the installation of two new production lines, contributing to the increase in fixed assets.

Other Expense (Income). Other expenses increased by $4,702 in 2023, with interest expenses accounting for a significant portion of the increase. Interest expense increased by 11% as a percentage of sales over 2022, resulting from higher aggregate principal amounts of indebtedness outstanding and increased interest accruals. Future increases in interest expenses will depend on capital needs, availability, and financing decisions.

Liquidity and Capital Resources

Until the consummation of the Initial Public Offering, Oxus only source of liquidity was an initial purchase of ordinary shares by the Sponsor and loans from the Sponsor.

On September 8, 2021, Oxus consummated the Initial Public Offering of 15,000,000 units, at a price of $10.00 per unit, generating gross proceeds of $150.00 million. Simultaneously with the closing of the Initial Public Offering, Oxus consummated the sale of 8,400,000 Private Warrants at a price of $1.00 per warrant in a private placement to Sponsor and the underwriters, generating gross proceeds of $8.40 million. On September 13, 2021, the underwriters exercised the over-allotment option in full and purchased an additional 2,250,000 units, generating gross proceeds of $22.50 million. In connection with the underwriters’ full exercise of the over-allotment option, Oxus issued an additional 900,000 Private Warrants at a price of $1.00 per warrant in a private placement to Sponsor and the underwriters, generating gross proceeds of $0.90 million.

Following the Initial Public Offering and the private placement, a total of $175.95 million was placed in the Trust Account (at $10.20 per Unit). Oxus incurred $4.15 million in transaction costs, including $3.45 million of underwriting fees and $0.70 million of other offering costs.

On August 10, 2023, Legacy Borealis entered into a $25,000,000 financing agreement with a maturity date in July 2026. Under this agreement, Borealis Foods (as successor-in-interest to Legacy Borealis) has a $15,000,000 term facility which was used to pay off amounts outstanding under, and to terminate, a then existing line of credit. In addition to the term facility, Legacy Borealis entered into a $10,000,000 revolving line of credit. The term facility and the revolving line of credit are secured by liens on substantially all of the assets of Borealis Foods (as successor-in-interest to Legacy Borealis) and its subsidiaries. Interest is payable under the term facility and the revolving line of credit at the annual rate of Prime + 4.75 % and Prime + 4.5%, respectively. As of March 31, 2024, $15 million principal amount was outstanding under the term facility and no principal amount was outstanding under the revolving line of credit.

In February 2024, New Borealis completed its Business Combination, resulting in approximately $50.3 million of convertible debt converting into equity. At the completion of the Business Combination, New Borealis had marketable securities in the Trust Account of $0.6 million. The reduction in Trust Account holdings resulted principally from shareholder redemptions. New Borealis expect lower operating expenses in 2024 with the completion of the merger.

Based on New Borealis’ present business plan and taking into account our working capital and cash anticipated to be generated through operations, New Borealis will require additional capital to obtain its anticipated funding needs through March 31, 2025. The amount of additional capital required to fund New Borealis through March 31, 2025 has been reduced as a result of a change in its business plan that reduced the need for additional capital expenditures relating to the expansion of our production lines beyond the current four production lines. In addition, New Borealis continues to seek additional financing. There can be no assurance that such additional financing will be available to New Borealis on terms acceptable to it or at all. In the event New Borealis’ additional financing efforts are not successful, New Borealis may seek to pursue alternatives which may include, among other things, scaling down research and development, business develop investments, and global distribution expansion until such time that new capital has been secured.

Cash Flows

The following table sets forth our cash flows for the period indicated (in thousands):

	Years Ended December 31,
	2023	2022
Net cash (used in) provided by:
Operating Activities	$(18,005)	$(24,053)
Investing Activities	(4,466)	(3,329)
Financing Activities	24,940	29,624

Cash Flows Used in Operating Activities

Net cash used in operating activities during the year ended December 31, 2023 was $18 million, resulting primarily from a net loss of $27.5 million, adjusted for non-cash charges of $3.9 million in depreciation and amortization, $492 thousand in stock-based compensation, $7.3 million in interest expense.

Net cash used in operating activities during the year ended December 31, 2022 was $24.1 million, resulting primarily from a net loss of $26.3 million, adjusted for non-cash charges of $3.5 million in depreciation and amortization, $0.5 million in stock-based compensation, $3.2 million in interest expense.

Cash Flows Used in Investing Activities

Net cash used in investing activities during the year ended December 31, 2023 was $4.5 million, representing $4.5 in property and equipment.

Net cash used in investing activities during the year ended December 31, 2022 was $3.3 million, representing additions of $3.4 million in property and equipment.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities during the year ended December 31, 2023 was $24.9 million additions of $27 million, primarily reflecting proceeds received from convertible notes payable and $500 thousand in related party payments.

Net cash provided by financing activities during the year ended December 31, 2022 was $29.6 million additions of $24.8 million, primarily reflecting proceeds received from convertible notes payable and $3.7 million in additional related party debt.

Contractual Obligations and Commitments

The following table summarizes our non-cancellable contractual obligations and other commitments as of December 31, 2023, and the effects that such obligations are expected to have on our liquidity and cash flow for future periods (in thousands):

	Payments due by period (2)
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Lease commitment(1)	$3.2M	$.9M	$1.7M	$.5M	0

(1)	Includes operating lease liabilities for certain of our offices and facilities.

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

Off-Balance Sheet Arrangements

New Borealis did not have, during the years presented, and New Borealis does not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Quantitative and Qualitative Disclosures about Market Risk

New Borealis is exposed to market risk in the ordinary course of its business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. New Borealis’ market risk exposure is primarily the result of fluctuations in foreign currency exchange rates.

Credit risk

Financial instruments which potentially subject New Borealis to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. New Borealis maintains cash and cash equivalents with major and reputable financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Deposit Insurance Corporation on such deposits but may be redeemed upon demand. New Borealis performs periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, New Borealis monitors the credit quality of its customers as well as maintain an allowance for credit losses for estimated losses resulting from the inability of customers to make required payments.

Concentration risk

New Borealis extends unsecured credit to its customers in the ordinary course of business. Payment terms are generally net 30 days with discounts amounting to 2%. Accounts receivable are written off when they are determined to be uncollectible based on the financial stability of its customers and existing economic conditions. Sales to one customer accounted for approximately 57% and sales to two customers accounted for approximately 72% of net revenues for the years ended December 31, 2023 and 2022, respectively. Accounts receivable from two customers amounted to approximately 50% and 83% of total accounts receivable as of December 31, 2023 and 2022, respectively. Substantially all of the Company’s 2023 and 2022 sales occurred in the United States and Canada. Purchases from 10 vendors accounted for approximately 50% and 59% of purchases during 2023 and 2022, respectively. Accounts payable to these vendors totaled approximately $430,000 and $2,565,000 as of December 31, 2023 and 2022, respectively.

Foreign currency risk

Our customers are primarily located in the United States, Japan, Germany and Canada; therefore, foreign exchange risk exposures arise from transactions denominated in currencies other than our functional and reporting currency (United States dollars). To date, a majority of our sales have been denominated in United States dollars and a significant portion of our operating expenses are denominated in Canadian dollars. New Borealis also purchases certain of our key manufacturing inputs in Euros. As New Borealis expands our presence in international markets, our results of operations and cash flows may increasingly be subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, New Borealis has not entered into any hedging arrangements to minimize the impact of these fluctuations in the exchange rates. New Borealis will periodically reassess its approach to manage its risk relating to fluctuations in currency rates.

New Borealis does not believe that foreign currency risk had a material effect on our business, financial condition, or results of operations during the periods presented.

Inflation Risk

New Borealis does not believe that inflation had a significant impact on its results of operations for any periods presented in its consolidated financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, New Borealis may not be able to fully offset such higher costs, and New Borealis’ inability or failure to do so could harm our business, financial condition and results of operations.

Trailing Costs

Certain Selling, General and Administrative costs have been expensed in the period incurred. These costs, to include business development costs, transaction costs and research and development costs, consist primarily of personnel and related expenses including salaries, benefits, share-based compensation, scale-up expenses, depreciation and amortization expenses, and facility lease costs. Scale -up expenses includes material waste costs, production personnel costs and various related expenses. These costs are focused on enhancements to our existing product formulations and production processes, as well as the scientific development of new products and economic verticals. New Borealis believes continued innovation and these new verticals will capture a larger share of consumers. As such, revenue associated with these costs will at times be delayed under the matching principal in accounting, whereas expenses will be recognized.

How We Evaluate Our Operations

Net Income/(Loss)

New Borealis measures performance based on its overall return to shareholders based on consolidated net income or net loss. New Borealis does not review a measure of operating result at a lower level than the consolidated company and New Borealis only has one reportable segment.

Adjusted EBITDA

We believe these adjustments relate to expenses and gains that are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, we believe that removing these items for purposes of calculating the Adjusted EBITDA financial measures provides a more focused presentation of our ongoing operating performance.

New Borealis views EBITDA as an important indicator of performance. New Borealis defines EBITDA as net income/(loss) plus net interest expense, income taxes, depreciation, and amortization. New Borealis defines Adjusted EBITDA as EBITDA further adjusted for any foreign exchange gains/(losses), share-based compensation expense and non-recurring items if identified. EBITDA and Adjusted EBITDA are supplemental measures utilized by its management and other users of New Borealis’ financial statements such as investors, research analysts and others, to assess the financial performance of its assets without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA is a key performance measure that its management uses to assess its operating performance. It facilitates internal comparisons of New Borealis’ operating performance on a more consistent basis. New Borealis uses these performance measures for business planning purposes and forecasting. New Borealis believes that EBITDA and Adjusted EBITDA enhances an investor’s understanding of its financial performance as they are useful in assessing New Borealis’ operating performance from period-to-period by excluding certain items that New Borealis believes are not representative of its core business.

“Adjusted EBITDA,” a non-GAAP measure, is defined as net income attributable to New Borealis before (1) income taxes, (2) interest expense, $7.2 million, (3) depreciation and amortization, net, $3,937 million (4) other non-operating items, net, $.6 million, (5) Training, $2.7 million as of December 31, 2023, (6) M&A due diligence costs, $5.4 million as of December 31, 2023, (7) new product launch, $0.8 million as of December 31, 2023, (8) one-time formulation and product development costs, $1.4 million as of December 31, 2023. Management and New Borealis’ Board of Directors use this non-GAAP measure for purposes of evaluating New Borealis’ performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses such measure to evaluate management’s performance. New Borealis, therefore, believes that the use of this non-GAAP measure provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. As noted above, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Risk Factors Affecting Operating Results

New Borealis is subject to a number of challenges that may adversely affect its businesses. These challenges are discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Recent Accounting Pronouncements

See Note 1 to New Borealis’ financial statements included elsewhere in this proxy statement/prospectus for information about recent accounting pronouncements, the timing of their adoption, and New Borealis’ assessment, if any, of their potential impact on New Borealis’ financial condition and results of operations.

Emerging Growth Company and Smaller Reporting Company Status

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Oxus previously elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In addition, as an emerging growth company, New Borealis will be able to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to present only two years of audited financial statements in addition to any required unaudited interim financial statements, with correspondingly reduced disclosure in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure about New Borealis’ executive compensation arrangements in New Borealis’ periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

New Borealis will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO (its predecessor), (b) in which it has total annual gross revenue of at least $1.07 billion or (c) in which New Borealis is deemed to be a large accelerated filer, which means the market value of its shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. New Borealis may choose to take advantage of some but not all of these reduced reporting burdens. Oxus has taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.